Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	press@zillow.com
ir@zillow.com

ZILLOW GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

•	Quarterly record Revenue of $227.6 million increased 34% year-over-year.

•	Full year 2016 record Revenue of $846.6 million, up 31% year-over-year.

•	Traffic to Zillow Group brands’ mobile apps and websites reached more than 140 million average monthly unique users in the fourth quarter of 2016 and an annual seasonal peak of more than 171 million unique users in May 2016.

SEATTLE – February 7, 2017 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its consolidated financial results for the quarter and full year ended December 31, 2016.

“Zillow Group had a fantastic year in 2016,” said Zillow Group CEO Spencer Rascoff. “We set records for annual revenue and site traffic, and ended on a strong note with solid fourth quarter results that were ahead of expectations. We executed on all of our strategic priorities for the year and completed the roll out of our self-serve account interface to Premier Agents nationally. In 2017, we are committed to further extending our audience leadership in the online real estate category. We expect to pass the $1 billion annual revenue mark in 2017, and we will press our advantage with continued investment across all Zillow Group’s brands and emerging marketplaces.”

Fourth Quarter 2016 Financial Highlights

•	Revenue increased 34% to $227.6 million from $169.4 million in the fourth quarter of 2015.

•	Marketplace Revenue increased 42% to $210.6 million from $148.3 million in the fourth quarter of 2015.

•	Premier Agent Revenue increased 32% to $164.3 million from $124.4 million in the fourth quarter of 2015.

•	Other Real Estate Revenue[1] increased 145% to $29.8 million from $12.2 million in the fourth quarter of 2015.

[1]	Other Real Estate Revenue includes agent services, dotloop, StreetEasy, Naked Apartments, rentals and other offerings to endemic advertisers that are not traditional display advertising, including New Construction, where builders can display real-time lot availability on search results and maps.

•	Mortgages Revenue increased 41% to $16.5 million from $11.7 million in the fourth quarter of 2015.

•	Display Revenue decreased 20% to $17.0 million from $21.1 million in the fourth quarter of 2015. The decrease is primarily a result of the company’s strategy to deemphasize display advertising and improve the user experience.

•	GAAP net loss was $23.5 million, or 10% of Revenue, in the fourth quarter of 2016, compared to GAAP net loss of $25.7 million, or 15% of Revenue, in the same period last year.

•	Adjusted EBITDA was $54.7 million in the fourth quarter of 2016, or 24% of Revenue, which was an increase from $20.4 million, or 12% of Revenue, in the fourth quarter of 2015.

Full Year 2016 Financial Highlights

•	Revenue increased 31% to $846.6 million from $644.7 million in 2015.

•	Marketplace Revenue increased 40% to $778.1 million from $555.9 million in 2015.

•	Premier Agent Revenue grew 35% to $604.3 million from $446.9 million in 2015.

•	Other Real Estate Revenue grew 192% to $102.6 million from $35.2 million in 2015.

•	Mortgages Revenue grew 61% to $71.1 million from $44.3 million in 2015.

•	Display Revenue decreased 23% to $68.5 million from $88.8 million in 2015.

•	GAAP net loss was $220.4 million in 2016, or 26% of Revenue, which includes the impact of a $130.0 million litigation settlement, compared to GAAP net loss of $148.9 million, or 23% of revenue, in 2015.

•	Adjusted EBITDA was $14.8 million in 2016, or 2% of Revenue, which includes the impact of a $130.0 million litigation settlement, which was a decrease from Adjusted EBITDA of $87.6 million, or 14% of revenue, in 2015. Excluding the impact of the $130.0 million litigation settlement, Adjusted EBITDA in 2016 would have been $144.8 million, or 17% of Revenue.

Operating and Business Highlights

•	More than 140 million average monthly unique users visited Zillow Group consumer brands Zillow, Trulia, StreetEasy, HotPads and Naked Apartments during the fourth quarter of 2016, an increase of 13% year-over-year. Traffic to Zillow Group brands’ mobile apps and websites reached an annual seasonal peak of more than 171 million unique users in May 2016.

•	Leads to Zillow Group Premier Agent Advertisers for the fourth quarter of 2016 grew nearly 33% year-over-year to 3.9 million. For the full year 2016, leads to Zillow Group Premier Agent Advertisers grew 44% year-over-year to 16.9 million.

•	During the fourth quarter of 2016, Premier Agent Advertisers who spend more than $5,000 per month:

•	Increased 95% year-over-year on a total dollar basis.

•	Increased 100% year-over-year in the number of agent advertisers.

•	During the fourth quarter of 2016, total sales to Premier Agent Advertisers who have been customers for more than one year increased 58% year-over-year.

•	Sales to existing Premier Agent Advertisers accounted for 63% of total bookings for the fourth quarter of 2016.

Business Outlook - First Quarter and Full Year 2017

The following table presents Zillow Group’s business outlook for the periods presented (in millions):

Zillow Group Outlook as of February 7, 2017	Three Months Ending March 31, 2017	Year Ending December 31, 2017
(in millions)
Revenue	$232 to $237	$1,030 to $1,050
Premier Agent revenue	$170 to $172	$745 to $755
Other real estate revenue	$31 to $32	$145 to $150
Mortgages revenue	$17 to $18	$77 to $80
Display revenue	$14 to $15	$63 to $65
Operating expenses	$247 to $252	***
Net loss	$(14.1) to $(19.1)	$(20.2) to $(40.2)
Adjusted EBITDA (1)	$36 to $41	$190 to $210
Depreciation and amortization	$26 to $28	$115 to $120
Share-based compensation expense	$26 to $28	$106 to $111
Capital expenditures	***	$48 to $50
Weighted average shares outstanding — basic	182.0 to 184.0	183.5 to 185.5
Weighted average shares outstanding — diluted	190.5 to 192.5	192.0 to 194.0

***	Outlook not provided
(1)	A reconciliation of forecasted Adjusted EBITDA to forecasted net loss is provided below in this press release.

Conference Call and Webcast Information

Zillow Group’s CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Zillow Group’s management will first read the prepared remarks and then answer questions from dialed-in participants, in addition to those submitted via Twitter® during the live conference call. Questions can be submitted to the @ZillowGroup Twitter® handle using #ZEarnings.

A link to the live webcast of the conference call will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group, Inc.’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2017. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA (including forecasted Adjusted EBITDA) and non-GAAP net income (loss) per share, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA (historical and forecasted) to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share - basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect restructuring costs;

•	Adjusted EBITDA does not reflect the loss (gain) on divestiture of businesses;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect income taxes;

•	Adjusted EBITDA does not reflect the loss on debt extinguishment; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs, restructuring costs, income taxes, loss on debt extinguishment and the loss (gain) on divestiture of businesses. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs, restructuring costs, income taxes, loss on debt extinguishment and the loss (gain) on divestiture of businesses facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive™ and Retsly®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, StreetEasy, Retsly and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Bridge Interactive is a trademark of Zillow, Inc.

Twitter is a registered trademark of Twitter, Inc.

(ZFIN)

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$243,592	$229,138
Short-term investments	262,870	291,151
Accounts receivable, net	40,527	29,789
Prepaid expenses and other current assets	34,817	24,016

Total current assets	581,806	574,094
Restricted cash	1,053	3,015
Property and equipment, net	98,288	85,523
Goodwill	1,923,480	1,909,167
Intangible assets, net	527,464	558,881
Other assets	17,586	5,020

Total assets	$3,149,677	$3,135,700

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,257	$3,361
Accrued expenses and other current liabilities	38,427	43,047
Accrued compensation and benefits	24,057	11,392
Deferred revenue	29,154	21,450
Deferred rent, current portion	1,347	1,172

Total current liabilities	97,242	80,422
Deferred rent, net of current portion	15,298	13,743
Long-term debt	367,404	230,000
Deferred tax liabilities and other long-term liabilities	136,146	132,482

Total liabilities	616,090	456,647
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	5	5
Class B common stock	1	1
Class C capital stock	12	12
Additional paid-in capital	3,030,854	2,956,111
Accumulated other comprehensive loss	(242)	(471)
Accumulated deficit	(497,043)	(276,605)

Total shareholders’ equity	2,533,587	2,679,053

Total liabilities and shareholders’ equity	$3,149,677	$3,135,700

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$227,612	$169,370	$846,589	$644,677
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	19,665	15,105	71,591	61,614
Sales and marketing (2)	90,109	77,817	380,919	307,089
Technology and development (2)	72,057	55,782	273,066	198,565
General and administrative (2)	42,536	45,939	313,695	170,445
Acquisition-related costs	533	432	1,423	16,576
Restructuring costs (2)	—	409	—	35,551
Loss (gain) on divestiture of businesses	—	225	(1,251)	4,368

Total costs and expenses	224,900	195,709	1,039,443	794,208

Loss from operations	2,712	(26,339)	(192,854)	(149,531)
Loss on debt extinguishment	(22,757)	—	(22,757)	—
Other income	716	416	2,711	1,501
Interest expense	(2,668)	(1,589)	(7,408)	(5,489)

Loss before income taxes	(21,997)	(27,512)	(220,308)	(153,519)
Income tax benefit (expense)	(1,494)	1,792	(130)	4,645

Net loss	$(23,491)	$(25,720)	$(220,438)	$(148,874)

Net loss per share — basic and diluted	$(0.13)	$(0.14)	$(1.22)	$(0.88)
Weighted-average shares outstanding — basic and diluted	181,852	178,020	180,149	169,767

(1) Amortization of website development costs and intangible assets included in technology and development	$22,130	$17,885	$84,951	$63,189

(2) Includes share-based compensation expense as follows:
Cost of revenue	$1,553	$1,254	$5,923	$4,694
Sales and marketing	5,754	4,952	23,320	25,391
Technology and development	8,306	6,436	31,466	26,849
General and administrative	10,153	11,670	46,209	48,280
Restructuring costs	—	(204)	—	14,859

Total	$25,766	$24,108	$106,918	$120,073

Other Financial Data:
Adjusted EBITDA (3)	$54,749	$20,394	$14,826	$87,564

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	December 31,
	2016	2015
Operating activities
Net loss	$(220,438)	$(148,874)
Adjustments to reconcile net loss to net cash provided by operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	100,590	75,386
Share-based compensation expense	106,918	105,214
Loss on debt extinguishment	22,757	—
Amortization of discount and issuance costs on 2021 Notes	883	—
Restructuring costs	—	19,001
Release of valuation allowance on certain deferred tax assets	(1,370)	(2,853)
Loss on disposal of property and equipment	3,689	1,384
Loss (gain) on divestiture of businesses, net	(1,360)	3,899
Bad debt expense	2,681	3,235
Deferred rent	1,730	2,553
Amortization of bond premium	1,489	2,487
Changes in operating assets and liabilities:
Accounts receivable	(13,324)	(1,051)
Prepaid expenses and other assets	(13,260)	(761)
Accounts payable	856	(11,158)
Accrued expenses and other current liabilities	(5,065)	(18,384)
Accrued compensation and benefits	12,463	(4,020)
Deferred revenue	7,794	(2,434)
Other long-term liabilities	1,612	(965)

Net cash provided by operating activities	8,645	22,659

Investing activities
Proceeds from maturities of investments	197,407	335,443
Purchases of investments	(175,210)	(307,658)
Proceeds from sales of investments	4,963	8,260
Decrease in restricted cash, net of amounts assumed in connection with an acquisition	1,962	3,931
Purchases of property and equipment	(62,060)	(52,685)
Purchases of intangible assets	(9,662)	(15,423)
Purchase of cost method investment	(10,000)	—
Proceeds from divestiture of businesses	3,200	23,359
Cash acquired in acquisition, net	—	173,406
Cash paid for acquisitions, net	(16,319)	(104,192)

Net cash provided by (used in) investing activities	(65,719)	64,441

Financing activities
Proceeds from issuance of 2021 Notes, net of issuance costs	447,784	—
Premiums paid for Capped Call Confirmations	(36,616)	—
Partial repurchase of 2020 Notes	(370,235)	—
Proceeds from exercise of stock options	31,211	24,423
Value of equity awards withheld for tax liability	(616)	(8,150)

Net cash provided by financing activities	71,528	16,273
Net increase in cash and cash equivalents during period	14,454	103,373
Cash and cash equivalents at beginning of period	229,138	125,765

Cash and cash equivalents at end of period	$243,592	$229,138

Supplemental disclosures of cash flow information
Cash paid for interest	$6,325	$6,325
Noncash transactions:
Value of Class A common stock issued in connection with an acquisition	$—	$1,883,728
Capitalized share-based compensation	$10,061	$10,319
Write-off of fully depreciated property and equipment	$14,564	$26,242
Write-off of fully amortized intangible assets	$9,293	$—

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(23,491)	$(25,720)	$(220,438)	$(148,874)
Other income	(716)	(416)	(2,711)	(1,501)
Depreciation and amortization expense	25,738	21,355	100,590	75,386
Share-based compensation expense	25,766	24,312	106,918	105,214
Acquisition-related costs	533	432	1,423	16,576
Restructuring costs	—	409	—	35,551
Loss (gain) on divestiture of businesses	—	225	(1,251)	4,368
Interest expense	2,668	1,589	7,408	5,489
Loss on debt extinguishment	22,757	—	22,757	—
Income tax (benefit) expense	1,494	(1,792)	130	(4,645)

Adjusted EBITDA (1)	$54,749	$20,394	$14,826	$87,564

(1)	For the year ended December 31, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement and $28.9 million in related legal costs.

The following table presents a reconciliation of forecasted Adjusted EBITDA to forecasted net loss for each of the periods presented (in thousands, unaudited):

	Three Months Ending March 31, 2017	Year Ending December 31, 2017
Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Loss:
Forecasted Net loss	$(16,550)	$(30,200)
Forecasted Other income	(750)	(3,000)
Forecasted Depreciation and amortization expense	27,000	117,500
Forecasted Share-based compensation expense	27,000	108,500
Forecasted Interest expense	1,800	7,200

Forecasted Adjusted EBITDA	$38,500	$200,000

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss, as reported	$(23,491)	$(25,720)	$(220,438)	$(148,874)
Share-based compensation expense	25,766	24,312	106,918	105,214
Acquisition-related costs	533	432	1,423	16,576
Restructuring costs	—	409	—	35,551
Loss on debt extinguishment	22,757	—	22,757	—
Income tax (benefit) expense	1,494	(1,792)	130	(4,645)
Loss (gain) on divestiture of businesses	—	225	(1,251)	4,368

Net income (loss), adjusted	$27,059	$(2,134)	$(90,461)	$8,190

Non-GAAP net income (loss) per share - basic	$0.15	$(0.01)	$(0.50)	$0.05
Non-GAAP net income (loss) per share - diluted	$0.14	$(0.01)	$(0.50)	$0.05
Weighted-average shares outstanding - basic	181,852	178,020	180,149	169,767
Weighted-average shares outstanding - diluted	190,331	178,020	180,149	177,157

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Marketplace revenue:
Premier Agent	$164,335	$124,396	$604,292	$446,921
Other real estate	29,788	12,164	102,635	35,171
Mortgages	16,512	11,688	71,133	44,263
Market Leader	—	5	—	29,549

Total Marketplace revenue	210,635	148,253	778,060	555,904
Display revenue	16,977	21,117	68,529	88,773

Total revenue	$227,612	$169,370	$846,589	$644,677

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Percentage of Total Revenue:
Marketplace revenue:
Premier Agent	72%	73%	71%	69%
Other real estate	13%	7%	12%	5%
Mortgages	7%	7%	8%	7%
Market Leader	0%	0%	0%	5%

Total Marketplace revenue	93%	88%	92%	86%
Display revenue	7%	12%	8%	14%

Total revenue	100%	100%	100%	100%

Unique Users

The following table sets forth our average monthly unique users for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended December 31,		2015 to 2016
	2016	2015	% Change
	(in thousands)
Unique Users	140,141	123,658	13%

Unique Users source: We measure Zillow unique users with Google Analytics and Trulia unique users with Omniture analytical tools.